                                                         Exhibit 10.1
                                                         TAX I.D. No. 25-1564186

                                 PROMISSORY NOTE

$10,000,000.00                                           Detroit, Michigan
                                                         December 31, 1997

         On or before June 30, 1998, FOR VALUE RECEIVED, the undersigned, J&L SPECIALTY STEEL, INC., a Pennsylvania corporation (herein called the "Company"), promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank"), at the principal office of Bank at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, or at such other office as Bank notifies Company in writing from time to time, in lawful currency of the United States of America, the sum of TEN MILLION DOLLARS ($10,000,000.00) or so much of said sum as has been advanced and is then outstanding hereunder, together with interest thereon as hereinafter set forth.

         This Note is a note under which Advances, repayments and new Advances may be made from time to time, provided that Bank shall not be obligated to make any Advance hereunder (notwithstanding anything expressed or implied herein or elsewhere to the contrary), and the Bank, at any time and from time to time, without notice, and in its sole and absolute discretion, may refuse to make Advances to Company hereunder without incurring any liability whatsoever and without in any way affecting Company's liability hereunder for all amounts advanced. Advances hereunder may be requested in Company's discretion by telephonic notice to Bank or by submission to Bank of a Request for Advance in form annexed hereto as Exhibit "A". Any Advance requested by telephonic notice shall be confirmed by Company that same day by submission to Bank by telefax or first class mail of the written Request for Advance aforementioned. Company acknowledges that if Bank makes an Advance based on a telephonic request, it shall be for Company's convenience and all risks involved in the use of such procedure shall be borne by Company, and Company expressly agrees to indemnify and hold Bank harmless therefor. Bank shall have no duty to confirm the authority of anyone requesting an advance by telephone.

         Each Prime-based Advance outstanding under this Note shall bear interest at the Prime-based Rate, and each Quoted Rate Advance outstanding under this Note shall bear interest at the applicable Quoted Rate. Each Advance hereunder shall be payable upon the repayment date therefor, which repayment date shall not be later than the maturity date of this Note, as set forth above. Interest shall be computed on a daily basis using a year of 360 days and shall be assessed for the actual number of days elapsed, and in such computations, effect shall be given to any change in the interest rate as a result of any change in the Prime-based Rate on the date of each such change in the Prime-based Rate. Interest on each Prime-based Advance shall be payable monthly on the last Business Day of each month, and, in the case of Quoted Rate Advances, on the respective repayment date therefor; provided, however, if such repayment date is more than thirty (30) days after the date of any such Quoted Rate Advance, interest thereon shall also be payable at intervals of thirty (30) days from the date of such Advance.

         The amount, applicable interest rate, and repayment date of each Advance shall be noted on Bank's books and records, which books and records will be conclusive evidence thereof: provided, however, any failure on the part of Bank to make any such notation shall not relieve Company of its obligations to repay Bank all amounts owing under this Note in accordance with the terms hereof.

         If Company makes any payment of principal with respect to any Quoted Rate Advance on any day other than the applicable repayment date therefor (whether voluntarily, by acceleration, or otherwise), or if Company fails to borrow a Quoted Rate Advance after notice has been given by Company to Bank in accordance with the terms of this Note requesting such Advance and Bank has agreed to make such Quoted Rate Advance, or if Company fails to make any payment of principal or interest in respect of any Quoted Rate Advance when due, Company shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Advance. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Quoted Rate Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity date comparable to the applicable repayment date of such Quoted Rate Advance; provided, however, Bank may fund any Quoted Rate Advance in any manner it deems fit and the foregoing assumption shall be utilized only for the purpose of the calculation of amounts payable under this paragraph.

         Until such time that all indebtedness of Company to Bank under this Note shall be paid and satisfied in full, Company covenants and agrees with Bank as follows:

(a) Subject to the following proviso, each of the covenants set forth under Articles V and VI of that certain Credit Agreement and that certain Term Loan Agreement, each dated as of June 30, 1997, among Company, various lenders from time to time parties thereto, Mellon Bank, N.A., as Agent, and Credit Lyonnais New York Branch, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (herein, together with any amendments thereto, together called the "Credit Agreements"), are hereby incorporated by reference as fully set forth herein, mutatis mutandis; provided, however, after the date on which both of the Credit Agreements shall have terminated and Company shall have no further liabilities, obligations or indebtedness thereunder, then, until such time that all indebtedness of Company to Bank under this Note shall have been paid and satisfied in full, Company will not (i) consolidate with or merge into any other corporation (unless Company is the surviving corporation thereof and no Default shall have occurred and be continuing hereunder), or (ii) convey, sell, lease, transfer or otherwise dispose of, or create, assume or suffer to exist any lien or encumbrance on, all or substantially all of its assets; and



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(b)      Company shall provide Bank with prompt written notice of the occurrence or existence of any Default hereunder, or any event or condition which, with passage of time or the giving of notice, or both, would constitute a Default hereunder.

         Upon the occurrence and during the continuance of any Default, Bank may declare this Note and all unpaid principal, interest and other amounts owing by Company to Bank hereunder to be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Company, and an action therefor shall immediately accrue.

         Upon the occurrence and during the continuance of any Default, Bank may at any time and from time to time, without notice to Company (any requirement for such notice being expressly waived by Company), set off and apply against any and all of the indebtedness of Company to Bank any and all deposits (general or special. time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Company and any property of Company from time to time in possession of Bank, irrespective of whether or not Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may otherwise have.

         Upon the occurrence and during the continuance of any Default hereunder, (a) interest on all outstanding Prime-based Advances shall be payable at a per annum rate of two percent (2%) above the Prime-based Rate, and (b) interest on any outstanding Quoted Rate Advances shall be payable until the respective repayment date for each such Advance at a per annum rate equal to the greater of two percent (2%) above (i) the applicable Quoted Rate, or (ii) the Prime-based Rate, and after such repayment date, at a per annum rate equal to two percent (2%) above the Primebased Rate, which interest, in any case, shall be payable upon demand.

         All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

         Company agrees to reimburse the Bank, or any other holder or owner of this Note, for any and all reasonable out-of-pocket costs and expenses (including, without limit. court costs, legal expenses and reasonable attorneys' fees, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness, except to the extent that any such costs or expenses result primarily from the gross negligence or willful misconduct of Bank.

         Company acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agree that the terms and conditions of this Note may not be



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


amended, waived or modified except in a writing signed by a duly authorized officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

          This Note shall bind the Company and the Company's respective successors and assigns.

          For purposes of this Note, the following terms will have the following meanings:

         "Advance" means a borrowing requested by Company and made by Bank under this Note in accordance with the terms hereof, and shall include a Prime-based Advance and a Quoted Rate Advance.

         "Business Day" means any day, other than a Saturday, Sunday or holiday, on which Bank is open for all or substantially all of its commercial banking business in Detroit, Michigan.

         "Default" means the occurrence or existence of any one of the following:

         (a) Company shall fail to pay the principal or interest under any Advance or shall fail to pay any other amount owing by Company to Bank under this Note when due in accordance with the terms hereof, and such failure shall continue for a period of three (3) Business Days after notice thereof has been given by Bank to Company;

         (b) any representation, warranty, certification or statement made or deemed to have been made by Company herein or in any certificate, financial statement or other document or agreement delivered to Bank pursuant hereto shall prove to be untrue in any material respect when made or deemed made;

         (c) Company shall fail to observe or perform any covenant or agreement of Company set forth in (a)(i) or (ii) set forth in the third full paragraph commencing on page 2 of this Note; or Company shall fail to observe or perform any condition, covenant or agreement of Company set forth in any loan or security agreement or other agreement with Bank, other than as provided in subparagraph (a) above or under the Credit Agreements described in subparagraph (d) below, and Company shall fail to cure such failure within any grace or cure period provided with respect thereto;

         (d) the occurrence or existence of any Put Event or any Event of Default under either of the Credit Agreements at any time prior to the termination or expiration thereof;

         (e) Company shall fail to perform any of its direct or indirect obligations for the payment of any indebtedness in excess of Five Million Dollars ($5,000,000.00)



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



              (other than indebtedness described in subparagraph (a) or (d) above) when due (whether at scheduled maturity or upon acceleration, demand or otherwise), or if Company shall default under any agreement or instrument relating to such indebtedness if the effect of such default is to accelerate the maturity of such indebtedness;

         (f) Company shall (i) commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; (ii) suffer the Commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator. custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceedings shall not be controverted by appropriate proceedings within thirty (30) days or shall remain undismissed and unstayed for a period of sixty (60) days; or (iii) suffer the entry of an order for relief or be adjudicated bankrupt or insolvent under the bankruptcy, insolvency or similar laws of any competent jurisdiction;

         (g) if any final non-appealable judgment or judgments for the payment of money in excess of Three Million Dollars ($3,000,000.00), individually or in the aggregate, shall be rendered against Company and Company shall not have satisfied the same or caused execution thereof to be stayed within thirty (30) days.

         "Prime-based Advance" means an Advance which bears interest at the Prime-based Rate.

         "Prime-based Rate" means a per annum interest rate which is equal to the greater of (a) the Prime Rate, or (b) the rate of interest equal to the sum of one-percent (1%) plus the rate of interest equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the "Overnight Rates"), as published by the Federal Reserve Bank of New York or, if the Overnight Rates are not so published for any day, the average of the quotations for the Overnight Rates received by Bank from three (3) Federal funds brokers of recognized standing selected by Bank, as the same may be changed from time to time.



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



         "Prime Rate" means the per annum rate of interest established by Bank from time to time as its prime rate, which rate may not necessarily be Bank's lowest rate for loans.

         "Quoted Rate" means a per annum rate of interest, other than the Prime-based Rate, which is quoted by Bank and accepted by Company as the applicable interest rate with respect to a Quoted Rate Advance hereunder.

         "Quoted Rate Advance" means an Advance which bears interest at a Quoted Rate.

          COMPANY AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

          No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank; would otherwise have, whether by other instrument, by law or otherwise.


                                              J&L SPECIALTY STEEL, INC.

                                              By: /s/ K. F. Vincent
                                                  -----------------
                                                  K. F. Vincent
                                                  Its: Executive Vice President,
                                                  Finance and Administration and
                                                  Chief Financial Officer



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



                                   EXHIBIT "A"

                               REQUEST FOR ADVANCE


TO: COMERICA BANK (the "Bank")


         The undersigned hereby requests a *_________ Advance, or confirms such a request made by telephone, under a Promissory Note dated ________________, 1997, in the principal amount of Ten Million Dollars ($10,000,000.00) (the "Note") made by the undersigned to the Bank, pursuant to the following terms:

Advance Amount: $___________
Quoted Rate (if applicable): ______% per annum
Advance Date:_______________, 19__
Repayment Date:_______________, 19__

     The proceeds of this Advance shall be or have been deposited to the Account No.________________of the undersigned with the Bank or as follows:______________
__________________________________.

         The undersigned warrants and certifies that no condition exists or event has occurred which constitutes or, with the running of time or the giving of notice, or both, would constitute, a Default under the Note or any other agreement or instrument of the undersigned with the Bank, and the undersigned further warrants and certifies that the making of the Advance requested hereby shall not violate any of the terms, conditions or provisions of either of the Credit Agreements referenced in the Note.

         Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note.

         Dated this __________ day of __________, 19__.



                                      J & L SPECIALTY STEEL, INC.


                                      By: _______________________

                                      Its: ______________________


*Insert as applicable: "Prime-based" or "Quoted Rate".

MELLON BANK
                                                  Mellon Bank, N.A.
                                                  Mellon Bank Center
                                                  Pittsburgh, PA 15258-0001


November 13, 1995


Mr. E. Gregory Foltz
Treasurer
J&L Specialty Steel, Inc.
One PPG Place
P.O. Box 3373
Pittsburgh  PA 15230-3373

Dear Greg:

We are pleased to inform you that Mellon Bank, N.A. (the "Bank") is making available to J&L Specialty Steel, Inc., ("J&L") an uncommitted (as offered/as available) line of credit in the amount of $20,000,000. This line is available at the Bank's discretion and is subject to decrease or cancellation without prior notice at any time.

Borrowings under the line may be for working capital and other general corporate purposes, not to exceed 90 days in duration; however, they may not be used for mergers, acquisitions or recapitalization financing. Furthermore, borrowings are to be evidenced by the enclosed promissory note form and are subject to the terms and conditions contained therein.

Notices of borrowings, payments or principal and interest, etc. should be sent to the attention of the Loan Administration Division, Three Mellon Bank Center, Room 2304, Pittsburgh, PA. 15259, c/o Rhonda Ashbaugh.

I have also enclosed a form of Secretary Certificate with the applicable resolution of the predecessor of J&L attached. If this arrangement is acceptable to J&L, please arrange to have the necessary signatures affixed below and on the Secretary's Certificate and the Promissory Note and return the original documents to me.

E. Gregory Foltz
November 13, 1995
Page 2


This letter supersedes any previous advisement letters.


Sincerely,

/s/ R. K. JAMES
---------------
R. K. James
Vice President

RKJ/mes

Enclosures



ACCEPTED BY:

J&L SPECIALTY STEEL, INC.

By:  /s/ KIRK F. VINCENT                   Date    11/22/95
     -------------------                        --------------
      (Signature)

Name: Kirk F. Vincent
      ---------------
Title: Vice President-Finance and Law
       ------------------------------

                             MASTER PROMISSORY NOTE

$20,000,000

                                                Pittsburgh, Pennsylvania
                                                Date: November 13,1995

FOR VALUE RECEIVED, the undersigned, J&L Specialty Steel, Inc., a Pennsylvania corporation (the "Borrower"), promises to pay to the order of Mellon Bank, N.A. (the "Bank") the principal sum of Twenty Million Dollars ($20,000,000) or, if less, the aggregate unpaid principal balance of all advances (each herein called an "Advance" and collectively called the "Advances") together with interest thereon as hereinafter provided, made by the Bank to the Borrower under a discretionary line of credit (the "Line of Credit") established by the Bank for the benefit of the Borrower which Line of Credit is subject to review and decrease or cancellation by the Bank in its sole discretion and without prior notice from time to time.

PAYMENTS OF PRINCIPAL AND INTEREST. The unpaid principal balance of each Advance shall be payable on such date (the "Maturity Date") as shall be agreed upon by the Bank and the Borrower on or prior to the date such Advance is made. The unpaid principal balance of each Advance shall bear interest from and including the date thereof until its Maturity Date at the rate established for the term of the Advance, which rate may be fixed or floating based upon a predetermined margin above or below a stated market index offered rate by the Bank in its sole discretion and accepted by Borrower at the time of borrowing (the "As-Offered Rate") on the basis of a 360 day year and actual days elapsed. Interest on Advances shall be payable on such Maturity Date. Each Advance shall bear interest after its Maturity Date until paid, payable on demand, at a rate per annum which shall be the Bank's Prime Rate as announced from time to time, such interest rate to change automatically as of the effective date of each change in the Prime Rate.

EVENTS OF DEFAULT; REMEDIES. The following are events of default hereunder: (1) failure of the Borrower to make any payment of principal or interest on this Promissory Note and such failure shall continue for such a period of three (3) business days after notice thereof is given by Bank to Company, or (2) the Borrower shall become insolvent or unable to pay its debts as they mature or bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution or similar proceedings are instituted by or against the Borrower under any bankruptcy, insolvency or similar law now or hereafter in effect, and, with respect to proceedings commenced against the Borrower, such proceedings shall remain undismissed and unstayed for a period of 30 consecutive days, or (3) the Borrower shall use the proceeds of any Advance to finance any merger, acquisition, recapitalization or other corporate reorganization or any kind or nature involving the Borrower or any Subsidiary of the Borrower; or (4) the Borrower or any Subsidiary of the Borrower: (a) shall default in any payment of any obligation in respect of Indebtedness in principal amount of $5,000,000 or more beyond any period of grace with respect thereto, or (b) shall default in the observance of any covenant, term or condition by which such obligations are created, secured or evidenced, if the effect of such default is to cause the holders of such obligations or their agents, to cause all or part of such obligations to become due before its or their stated maturity, provided, that such default described in (a) or (b) above, (i) has not been cured within the applicable cure period, if any, and
(ii) in the good faith judgment of the Bank such default is not being contested by the Borrower in good faith and by appropriate proceedings. If an event of default under (1) or (2) shall occur, the unpaid principal balance of this Promissory Note and accrued interest hereon shall automatically be and become due and payable without further notice, demand, presentment or protest, all of which are expressly waived. If an event of default under (3) or (4) shall occur, the Bank may declare the unpaid principal balance of this Promissory Note and accrued interest hereon to be forthwith due and payable and the same shall thereupon be due and payable without further notice, demand, protest or presentment, all of which are expressly waived. As used herein, the term "Indebtedness" shall mean all obligations for borrowed money, all obligations representing the deferred purchase price of property, obligations which are evidenced by notes, acceptances or other instruments, obligations secured by liens and payable out of the proceeds or production from property now owned or hereafter acquired, capitalized lease obligations, letter of credit obligations, or obligations under a guaranty or similar agreement; the term "Subsidiary" shall mean any entity which the majority of the outstanding shares of capital stock is owned, directly or indirectly, by the Borrower.

In case this Promissory Note shall have been declared or shall have become due and payable, the Bank or any holder of this Promissory Note shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and to appropriate and apply to the then unpaid balance of this Promissory Note, any funds held in any manner for the account of the Borrower by the Bank or such holder including, without limitation, all funds in all deposit accounts (general or special) now or hereafter maintained by the Borrower with the Bank or such holder. In the event of any action at law or suit in equity with respect to this Promissory Note, the Borrower, in addition to all other sums which it may be required to pay hereunder, will pay a reasonable sum for attorneys' fees incurred by the holder hereof in connection with such action or suit and all other costs of collection.

PAYMENTS; PREPAYMENTS. Payments of both principal and interest hereon, whether at scheduled maturity or by declaration, acceleration or otherwise, shall be due and payable on the date specified for such payment at Three Mellon Bank Center, Pittsburgh, Pennsylvania 15259, or at such other places as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America and in immediately available funds.

If any payment of principal or of interest on this Promissory Note shall become due on a day other than a day on which banks are open for business in Pittsburgh, Pennsylvania, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment. The Borrower may prepay all or part of an Advance at any time, provided that the Borrower shall pay to the Bank on demand an amount set forth in reasonable detail in a certificate of the Bank to the Borrower (which shall be conclusive, absent manifest error), and determined by the Bank to be sufficient to compensate Bank fully for all reinvestment or liquidation loss, cost or expense incurred by the Bank by reason of such prepayment.

MISCELLANEOUS. Absent manifest error, the records of the Bank shall be conclusive, so long as the Bank is the holder hereof, with respect to the date and principal amount of each Advance, the Maturity Date thereof, the applicable interest rate and interest accrued thereon, and date and amount of each payment of principal and interest made by the Borrower with respect to each Advance.

This Promissory Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and shall bind the Borrower, its successors and assigns, and shall inure to the benefit of the Bank, its successors and assigns, buy may not be assigned by the Borrower unless the Bank's prior written consent is obtained.

The Borrower hereby waives presentment, demand, notice protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

                            J&L Specialty Steel, Inc.

                            By: /s/ KIRK F. VINCENT
                                -------------------
                                (Signature)

                            Name: Kirk F. Vincent
                                  ---------------

                            Title: Vice President-Finance and Law
                                   ------------------------------

                              REVOLVING CREDIT NOTE

New York, New York                                          January 23,1997

In consideration of such loans or advances ("Loan(s)") as Banque Nationale de Paris (the Bank")from time to time may elect to make to or for the benefit or at the request of the undersigned, the undersigned hereby promise(s) to pay on such dates as specified in a letter* or, at the option of the holder hereof, on demand prior thereto, to the order of Banque Nationale de Paris at its office at 499 Park Avenue, New York, New York 10022, in lawful money of the United States of America, in immediately available funds, all Loans, plus any interest thereon then unpaid. The unpaid balance of each Loan shall bear interest from the date thereof until paid at such rates as specified in the Letter Agreement.

[  ]  at the rate of  ______% per annum

[ ] at the rate of _____% per annum above the Bank's floating prime rate. The term "prime rate" as used herein shall mean the rate of interest established by the New York Branch of the Bank as its prime rate, as in effect from time to time. The prime rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. If for whatever reason the prime rate happens to be lower than the cost of funds to the Bank (as determined by the Bank on any one day) plus 1-1/2% per annum, then such cost of funds plus 1-1/2% per annum shall replace for any such day the Bank's prime rate hereunder.

Interest shall be payable as specified in the Letter Agreement.

         The unpaid principal balance hereon at any time shall not exceed $16,000,000, or such other greater amount as may be agreed upon from time to time, and shall be equal to the aggregate amount of all Loans than made less the aggregate amount of all payments then made thereon. The holder hereof is authorized, but shall not be required, to sat forth in writing from time to time on the reverse hereof (or on any continuation sheet) the date and amount of each Loan and any payment of principal and the principal balance then unpaid hereon. If Loans and any repayments thereof are recorded in the statements of the Bank, and if such statements are delivered to the undersigned, then said statements shall be conclusively presumed correct unless within sixty days of receipt thereof by the undersigned, the undersigned notifies the Bank in writing of any inaccuracies in the statements.

If any of the following events shall occur and be continuing: (1) if principal, interest or any other sum payable upon any liability of the undersigned to the holder hereof shall not be paid within 3 days after notice thereof by us that the amount is due; (2) or if the undersigned or any guarantor hereof shall default in the performance of any of its agreements** in any agreement with the holder hereof or in any instrument or document delivered pursuant thereto; (3) or it any guaranty hereof shall be revoked or for any reason shall cease to be valid and binding on any such guarantor or the undersigned, as the case may be, or any such guarantor or the undersigned shall so state in writing; (4) or it any representation or warranty made or furnished to the holder hereof by or on behalf of the undersigned or any such guarantor in writing shall prove to have been incorrect in any material respect when made; (6) or if any indebtedness of the undersigned or any such guarantor for borrowed money shall become due and payable by acceleration of maturity thereof; (7) or if the undersigned or any such guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the undersigned or any such guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or asking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the undersigned or any such guarantor shall take any corporate action to authorize any of the actions set forth above in this section
(7); or it the undersigned or any such guarantor be a partnership, in case of the happening with respect to any partner of any of the events set forth above in this section (7); (8) or it the undersigned or any such guarantor, if an individual (or, if a partnership, any partner thereof), shall die or, if a corporation, shall be dissolved or be a party to any merger or consolidation or there shall occur a change of control of more than 50% of the combined voting power of the outstanding securities of the undersigned or any such guarantor subsequent to the date of this instrument without the written consent of the holder hereof; *** then, and in every such event, this note and the present and future indebtedness, obligations and liabilities of any kind of the undersigned to the holder hereof, whether created directly or acquired by assignment, whether absolute or contingent, shall, unless the holder hereof shall otherwise elect, forthwith become and be due and payable, without demand or notice.

         In addition to any other rights of the holder hereof under applicable law, the holder hereof shall have a right of set-off against, any and all property of the undersigned which may from time to time come into the possession, custody or control of the holder hereof, including any credit balance with or claim against the holder hereof, and the holder hereof may at any time, without notice, apply the same to this note or such other liabilities, whether due or not. The undersigned and all endorsers, guarantors and other parties to this note waive demand for payment, presentment, protest and notice of dishonor and any and all other notices and demands whatsoever. Failure or delay of the holder hereof to enforce any provisions of this note shall not be deemed a waiver of any such provision, nor shall the holder hereof be estopped from enforcing any such provision at a later time. None of the terms or provisions of this note may be waived, altered, modified or amended except in writing. It an attorney is used to enforce or collect this note, the undersigned shall be obligated to pay all costs and expenses of collection, including reasonable attorneys' fees.

            The undersigned hereby irrevocably and unconditionally: (1) submits for itself and its property in any legal action or proceeding relating to this instrument, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York and Courts of the United States of America for the Southern District of New York, and Appellate Courts from any thereof; (2) consents that any such action or proceeding may be brought in such courts, and waives any objection that the undersigned may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (3) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid to the undersigned at its address set forth under its signature below or at such other address of which the holder hereof shall have been notified pursuant hereto; (4) agrees that nothing herein (i) shall affect the right of the holder hereof to effect service of process in any other manner permitted by law or (ii) shall limit the right of the holder hereof to sue in any other jurisdiction; (5) waives all right to trial by jury in any action, proceeding or

     * agreement dated 1/23/97, as it may be amended from time to time (the "Letter Agreement")

     **  over $5,000,000

     *** except in cases where the Borrower is the surviving corporation counterclaim arising out of or in connection with this instrument; (6) waives the right to interpose any counter-claim, set-off or defense of any nature in any such action or proceeding relating to this instrument and waives any claim against the holder hereof for consequential, special or punitive damages; and
(7) agrees that this instrument shall be construed according to the laws of the State of New York, without reference to the conflicts of laws rules thereof.

     The undersigned, if more than one, shall be jointly and severally liable hereunder, and the term "undersigned" shall mean the undersigned or any one or more of them and their heirs, executors, administrators, successors or assigns.

                                         J&L SPECIALTY STEEL, INC.

                                         By /s/ K. F. Vincent
                                            -----------------
                                         By -----------------

                                         Address for Notices:
                                         1 PPG Place
                                         P. 0.  Box 3373
                                         -------------------
                                         (Number and Street)

                                         Pittsburgh, PA 15230
                                         ------------------------
                                         (City, County and State)

                  B A N Q U E  N A T I O N A L E  D E  P A R I S
                          EXECUTIVE AND LENDING OFFICES

                                January 23, 1997

J&L Specialty Steel, Inc.
1 PPG Place
P.O. Box 3373
Pittsburgh, PA 15230

Gentlemen:

         We are pleased to make available to you an uncommitted revolving credit facility on the following terms:

1. Amount. We may make available to you, from time to time, in our sole discretion, a credit facility for up to an aggregate principal amount outstanding at any one time of sixteen million dollars ($16,000,000), or such greater amount as we may agree upon.

2. Utilization. This facility may be used for your general corporate purposes as follows:

         (a) For borrowings in domestic dollars, you will give notice to us not later than 12:00 noon of the value date of the borrowing, specifying the amount, value date, and maturity. Such borrowings may be for loans in amounts of $1,000,000 or more, payable on demand ("Demand Loans") or for loans ranging from overnight to six months in amounts of $1,000,000 or more ("Domestic Term Loans").

         (b) Borrowings in Eurodollars may be for periods of one, two, three or six months in amounts of $1,000,000 or more ("Eurodollar Term Loans"). For such borrowings, you will give us at least three Business Days' (as defined below) prior notice, specifying the amount, value date, and maturity. If we should advise you that, in our opinion, the Eurodollars requested are not available for the amount, value date, and term of the requested borrowing, you will notify us before 12:00 noon on the next Business Day either that you withdraw your request for such Eurodollar borrowing or that you wish the funds to be advanced for such other term for which LIBOR may be available or to be advanced in domestic dollars. If we should not receive said notice from you by the prescribed time, your borrowing request will be deemed withdrawn.

         (c)  We may also issue standby letters of credit for up to 12 months.

BANOUE NATIONALE DE PARIS


J&L Specialty Steel, Inc.             -2-                       January 23, 1997

         (d) All notices specified herein will be in writing (by letter or fax) or by telephone, to be confirmed in writing, and will be deemed given when received.

         (e) As used herein, for Eurodollar borrowings, a "Business Day" will mean any day on which banks in both New York and London are open for business.

3. Prepayment. Demand Loans may be repaid by you at any time without premium or penalty. For Domestic Term Loans and Eurodollar Term Loans, borrowings may be prepaid not less than three Business Days' prior written notice to us, provided that (i) you shall pay accrued interest on the principal so prepaid to the date of such prepayment and (ii) you shall reimburse us for any costs or other losses, as determined by us, absent manifest error, which we may sustain as a result of such prepayments.

 4.      Financing Charges.

         (a)  Demand Loans will bear interest at our floating prime rate.

         (b) Domestic Term Loans will bear interest at the rate corresponding to our cost of funds, as determined by us, for the corresponding term and amount, plus such margins as may be mutually agreed upon on a case by case basis. Eurodollar Term Loans will bear interest at the London Inter-Bank Offered Rate ("LIBOR"), as determined by us, two Business Days prior to the value dates of the loans for the corresponding term and amount, plus the cost of any applicable reserves and plus such margins as may be mutually agreed upon, prior to each loan, on a case by case basis.

         (c) For Demand Loans, interest will be payable monthly, at the end of each calendar month, and on demand. For Domestic Term Loans and Eurodollar Term Loans of three months or less, interest will be payable at the maturity of each loan. For Domestic Term Loans and Eurodollar Term Loans over three months, interest will be payable every three months and at the maturity of each loan.

         (d) For letters of credit, in addition to our usual charges and expenses, we will charge issuing commissions at such rates as may be mutually agreed upon on a case by case basis, provided, however, that in no event will the issuing commissions be lower than our minimum charges prevailing at the time for such letters of credit, which minimum is currently $750. Such charges will be payable upon the issuance of each letter of credit.

BANOUE NATIONALE DE PARIS


J&L Specialty Steel, Inc.             -3-                       January 23, 1997

5.       Documents.

         (a) As a condition precedent to your using this facility, we are to be provided with the following documents, which are made a part hereof and are incorporated herein by reference:

              (i) Documents, as per specimens attached, to be duly executed by you:

                  -  Original of this letter agreement
                  -  Corporate Resolution
                  -  Signature Cards
                  -  Revolving Credit Note

         (b) The following documents already executed by you will continue to remain in full force and effect and are incorporated herein by reference and are made a part hereof:

                  - F.D.I.C. Acknowledgement dated November 27, 1995
                  - Form W-9 dated December 12, 1995
                  - General Credit Agreement dated November 15, 1995

6. Discharge of Liability arising from and Indemnification for Instructions Given by Facsimile or Telex Message. You have requested that we accept facsimile and telex message instructions that may be sent or purportedly sent by you to us in connection with present or future transactions between us including, but not limited to, making payments out of, or otherwise operating any accounts you may maintain with us, borrowing money, issuing or amending letters of credit, or otherwise utilizing any credit facilities or other financial accommodations that we may be extending to you. You are fully aware of and, absent gross negligence or willful misconduct by us, accept all risks relating to the execution by us of such facsimile or telex instructions, including, but not limited to, those arising from errors in transmission or comprehension or from execution by us of fraudulent or forged instructions or instructions given by any person who does not have the necessary powers, whether acting or purporting to act in your name or on your behalf as an employee or agent or through powers of attorney or otherwise. Accordingly, absent gross negligence or willful misconduct by us, you agree to absolve and release us from all responsibility and claims of any kind arising from our execution of, or refusal to, execute such instructions and you irrevocably and unconditionally agree to indemnify us and to hold us harmless against any and all claims, demands, losses, damages, costs, reasonable attorneys' fees and any other expenses that we

BANOUE NATIONALE DE PARIS


J&L Specialty Steel, Inc.             -4-                       January 23, 1997

         may sustain as a result of complying with such instructions and with this agreement.

7.       Representations, Warranties, and Covenants.

         (a) For each standby letter of credit to be issued by us hereunder, you will give us written instructions enclosing the text of the proposed standby letter of credit, signed by your duly authorized officers for identification purposes. You hereby undertake to reimburse us upon demand with any amount that we may have paid under any standby letter of credit issued hereunder. In the event of a delay between the date when we make payment to the beneficiary of a standby letter of credit and the date when we receive payment from you, you agree to pay us interest at our floating prime rate plus 2-1/2% per annum on the amount we paid to the beneficiary to the date we receive payment. You also agree to indemnify and hold us harmless against any claims or losses of any kind, including reasonable attorneys' fees, which we might sustain as a result of our issuance of, or making payment under, any standby letter of credit hereunder. It is expressly understood and agreed that your obligations to pay us under this undertaking are irrevocable, absolute, unconditional, and shall not be subject to any defenses whatsoever. The letters of credit may, in our discretion or that of our correspondent, be interpreted in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations, or customs prevailing at the place where the standby letters of credit are available or the drafts are drawn or negotiated.

         (b) You represent and warrant that this letter agreement and the other documents which are incorporated herein have been duly authorized, executed and delivered by you and constitute your valid, legally binding, and enforceable obligations in accordance with their terms.

         (c) It is understood and agreed that this letter agreement shall not be construed to commit or otherwise obligate us in any manner whatsoever to extend any credit facilities to you. We retain the right to decline to make any advances or to extend any other credit facilities to you at any time without prior notice for any reason whatsoever.

BANOUE NATIONALE DE PARIS


J&L Specialty Steel, Inc.             -5-                       January 23, 1997

         (d) You represent, warrant and covenant that as of the date hereof, all your current assets are free and clear of any encumbrances and you undertake and agree, except for such operations which occur in the ordinary course of business, not to pledge, encumber or grant any mortgage, pledge, hypothecation, lien or security interest or other consensual interest or encumbrance of any description in any of your current assets, or the proceeds and products thereof, except as provided in section 6.01 of the Credit Agreement in the amount of $100,000,000 dated as of July 14, 1995, as amended, among you, the lenders parties thereto from time to time, Mellon Bank, N.A., as Agent and Credit Lyonnais Cayman Island Branch and Morgan Guaranty Trust Company of New York, as Co-Agents.

         (e) It is understood and agreed that, if Usinor Sacilor S.A. should cease to own, directly or indirectly, at least 50.1% of your capital stock, then at our option, all the amounts outstanding owed to us hereunder shall become immediately due and payable upon notice to you without presentment, demand, protest, or further notice of any kind, all of which you hereby expressly waive.

         (f) It is understood and agreed that, in addition to the events of default mentioned in the above-mentioned General Credit Agreement, you will be in default under this agreement in the event that you are in default in the payment when due of any indebtedness for borrowed money in excess of $5,000,000 in the aggregate at any one time, provided that such default (i) has not been cured within the applicable cure period, if any, and (ii) in our good faith judgment such default has not been contested by you in good faith and by appropriate proceedings.

         (g) The definition of "Liabilities" in section l(b) of the General Credit Agreement dated November 15, 1995, shall include your obligations and liabilities under this credit facility, as it may be amended from time to time.

         (h) In the event of any inconsistency between the terms of this letter agreement and the General Credit Agreement, the terms of this letter agreement shall prevail.

         (i) You agree to provide us with your audited annual financial statements within 90 days after the end of each of your fiscal years, and unaudited financial statements quarterly within 60 days after the end of each of your fiscal quarters.

BANOUE NATIONALE DE PARIS


J&L Specialty Steel, Inc.             -6-                       January 23, 1997

         This letter agreement replaces and supersedes our letter agreement dated November 15, 1995, as amended on July 18, 1996 and our letter agreement dated December 7, 1993, as amended on February 9, 1995 and January 26, 1996, and any outstanding obligations thereunder are deemed to be incorporated in this letter agreement.

         We trust that the terms as set forth above accurately reflect our agreement and, if so, we would appreciate it if you would indicate your acceptance by signing and returning to us the originals of this letter and of the attached documents, retaining the duplicates for your records.

ACCEPTED AND AGREED:                                 Very truly yours,

J&L SPECIALTY STEEL, INC.                            BANQUE NATIONALE DE PARIS

By /s/ KIRK. F. VINCENT                              By /s/ LYNN H. WALKOFF
   --------------------                                 -------------------
                                                        Lynn H. Walkoff
                                                        Vice President

By Kirk. F. Vincent                                  By /s/ GWEN ABBOTT
   ----------------                                     ---------------
   Vice President-Finance and Law                       Gwen Abbott
                                                        Assistant Vice President

                                 AMENDMENT NO. 3
                            DATED AS OF JUNE 30, 1997
                                    TO OFFER
                            DATED AS OF JUNE 6, 1994

         Amendment No. 3, dated as of June 30, 1997 (this "Amendment") to Offer dated as of June 6, 1994 (as amended to the date hereof, the "Offer") between J&L SPECIALTY STEEL, INC. (the "Borrower") and CREDIT LYONNAIS NEW YORK BRANCH ("CLNY").

         WHEREAS, the Borrower has requested CLNY to extend the Expiration Date until June 30, 1998; and

         WHEREAS, CLNY is willing to agree to such extension on and subject to the terms and conditions hereof.

         NOW, THEREFORE, IT IS AGREED:

         1. All terms used but not otherwise defined herein shall have the meaning ascribed to them in the Offer.

         2. As of the date of this Amendment: (a) the Expiration Date shall be extended until June 30, 1998; (b) the Base Rate Due Date shall be no later than June 30, 1998; and (c) the Eurorate Due Date shall be no later than September 30, 1998.

         3. CLNY and Borrower acknowledge that Credit Lyonnais Cayman Island Branch ("CLCI"), a party to the initial offer, has withdrawn from the Offer and CLNY has assumed all the rights and obligations of CLCI under the Offer.

         4. Except as expressly modified hereby, the terms and provisions of the Offer shall remain in full force and effect and be enforceable against the Borrower.

         5. All representations and warranties in the Offer are deemed made as of the date hereof and as of the date of each drawdown hereunder.

         6. As used in the Offer (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, the term "Offer" shall mean the Offer as amended hereby.

          7. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                            J&L SPECIALTY STEEL, INC.

                            By: /s/ KIRK F. VINCENT
                                -------------------
                            Name: Kirk F. Vincent
                                  ---------------
                            Title: Vice President-Finance and Law
                                   ------------------------------

                            CREDIT LYONNAIS
                             NEW YORK BRANCH

                            By: /s/ OLIVIER PERRAIN
                                ---------------------------------
                            Name: Olivier Perrain
                                  -------------------------------
                            Title: First Vice President
                                   ------------------------------

                                 PROMISSORY NOTE
                                (BASE RATE LOANS)

$10,000,000                                                        June 30, 1997

FOR VALUE RECEIVED, J&L Specialty Steel, Inc. (the "Maker"), a Pennsylvania corporation, located at One PPG Place, P.O. Box 3373, Pittsburgh, PA 15230-3373, hereby promises to pay on demand or, if no demand is made, then on the Base Rate Due Date, to the order of Credit Lyonnais New York Branch ("CLNY"), Credit Lyonnais Building, 1301 Avenue of the Americas, New York, New York 10019, in immediately available funds the principal sum of U.S. Ten Million Dollars ($10,000,000), or, if less, the aggregate unpaid principal balance of the loans as recorded on the schedule attached hereto and made a part hereof or in internal records of CLNY (the "Bank Records"). The Maker further promises to pay interest on each loan evidenced hereby from its date of drawdown until paid in full at the rate and on the dates specified in that certain Offer dated as of June 6, 1994 for an Uncommitted Line of Credit from CLNY and Credit Lyonnais Cayman Island Branch and accepted by the Maker (as amended from time to time, the "Offer"). Capitalized terms not defined in this Promissory Note shall have the meanings set forth in the Offer.

This Promissory Note shall exist contemporaneously with another promissory note to the order of CLNY issued pursuant to the Offer; provided that the aggregate outstanding principal amount under both such promissory notes shall not exceed at any time $10,000,000.

The Maker hereby authorizes the holder of this Promissory Note to record from time to time on the Bank Records appropriate notations including, without limitation (i) the date and amount of each loan; (ii) the due date of each loan not payable on demand or on the Base Rate Due Date; and (iii) any payment or prepayment of principal. Such notations shall constitute conclusive evidence of the items noted absent manifest error; provided that the failure of CLNY to make any such notation shall not affect or limit the obligations of the Maker to repay the loans, together with accrued interest thereon, nor affect or limit the rights of CLNY hereunder.

Whenever any payment of principal or interest hereunder falls due on a day which is not a Business Day, the date of payment thereof shall be the preceding Business Day.

In no event shall interest payable hereunder exceed the maximum rate permitted by applicable law. If any payment in excess of that permitted amount is received, such payment shall be deemed to have been made in error and shall automatically be applied to reduce the principal balance outstanding hereunder.

This Promissory Note is referred to in, issued pursuant to the terms of, and is entitled to the benefits of, the Offer. The Offer, among other things, contains provisions for automatic acceleration of the amounts due hereunder absent demand and upon the happening of certain stated events, and for prepayments on account of principal and interest hereof upon the terms and conditions therein specified.

The Maker hereby waives presentment, demand, notice, protest or other action of any kind with respect to its obligations under this Promissory Note.

This Promissory Note is issued in substitution for but not in replacement of a prior promissory note dated January 1, 1997.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.

J&L SPECIALTY STEEL, INC.

By: /s/ KIRK F. VINCENT
    -------------------
        Kirk F. Vincent

Title: Vice President-Finance and Law
       ------------------------------

                                 PROMISSORY NOTE
                                (EURORATE LOANS)

$10,000,000                                                        June 30, 1997

FOR VALUE RECEIVED, J&L Specialty Steel, Inc. (the "Maker"), a Pennsylvania corporation, located at One PPG Place, P.O. Box 3373, Pittsburgh, PA 15230-3373, hereby promises to pay on the Eurorate Due Date to the order of Credit Lyonnais New York Branch ("CLNY"), Credit Lyonnais Building, 1301 Avenue of the Americas, New York, New York 10019, in immediately available funds the principal sum of U.S. Ten Million Dollars ($10,000,000), or, if less, the aggregate unpaid principal balance of each loan as recorded on the schedule attached hereto and made a part hereof or in internal records of CLNY (the "Bank Records"). Anything contained herein to the contrary notwithstanding, each loan evidenced hereby having a scheduled due date prior to the Eurorate Due Date shall be due and payable on its due date recorded on the Bank Records. The Maker further promises to pay interest on each loan evidenced hereby from its date of drawdown until paid in full at the rates and on the dates provided in that certain Offer dated as of June 6, 1994 for an Uncommitted Line of Credit from CLNY and Credit Lyonnais Cayman Island Branch and accepted by the Maker (as amended from time to time, the "Offer"). Capitalized terms not defined in this Promissory Note shall have the meanings set forth in the Offer.

This Promissory Note shall exist contemporaneously with another promissory note to the order of CLNY issued pursuant to the Offer; provided that the aggregate outstanding principal amount under both such promissory notes shall not exceed at any time $10,000,000.

The Maker hereby irrevocably authorizes the holder of this Promissory Note to record on the Bank Records appropriate notations including, without limitation:
(i) the date and amount of each loan; (ii) the applicable interest rate; (iii) the scheduled due date if other than the Eurorate Due Date; and (iv) any payment or prepayment of principal. Such notations shall constitute conclusive evidence of the items noted absent manifest error; provided that the failure of CLNY to make any such notation shall not affect or limit the obligations of the Maker to repay the loans together with accrued interest thereon, nor affect or limit the rights of CLNY hereunder.

Whenever any payment of principal or interest hereunder falls due on a day which is not a Business Day, the date of payment thereof shall be the preceding Business Day.

In no event shall interest payable hereunder exceed the maximum rate permitted by applicable law. If any payment in excess of that permitted amount is received, such payment shall be deemed to have been made in error and shall automatically be applied to reduce the principal balance outstanding hereunder.

This Promissory Note is referred to in, issued pursuant to the terms of, and is entitled to the benefits of, the Offer. The Offer, among other things, contains provisions for automatic acceleration of the amounts due hereunder upon the happenings of certain stated events, and for prepayments on account of principal and interest hereof upon the terms and conditions therein specified.

The Maker hereby waives presentment, demand, notice, protest or other action of any kind with respect to its obligations under this Promissory Note.

This Promissory Note is issued in substitution for but not in replacement of a prior promissory note dated January 1, 1997.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.

J&L SPECIALTY STEEL, INC.

By: /s/ KIRK F. VINCENT
    -------------------
        Kirk F. Vincent

Title: Vice President-Finance and Law
       ------------------------------